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                                                                    Exhibit 10.1

          THIS LOAN AGREEMENT made as of this 31st day of March, 1999.

       BETWEEN:                       HER MAJESTY THE QUEEN IN RIGHT
                                      OF THE PROVINCE OF NEW
                                      BRUNSWICK, as represented by the
                                      Minister of Economic Development,
                                      Tourism and Culture, (hereinafter called the "Minister"),

                                                               OF THE FIRST PART

       A N D: RMH TELESERVICES INC., a body corporate, duly incorporated under and by virtue of the laws of the Commonwealth of Pennsylvania, United States of America, and having its registered office at 40 Morris Avenue Bryn Mawr, Delaware County,
                                      Pennsylvania, United States of America,
                                      (hereafter called the "Corporation"),

                                                              OF THE SECOND PART

            WHEREAS under the authority of Order-in-Council 98-783 made pursuant to the Economic Development Act, Acts of New Brunswick, 1975, Chapter E-1 .11, the Minister has made or has agreed to make a loan to the Corporation in the amount of up to $2,000,000.00, subject to the terms and conditions set forth herein, for the purpose of assisting the Corporation to finance a portion of the capital cost of establishing a call centre service bureau (hereinafter called the "Facility"), in the Province of New Brunswick;

            AND WHEREAS the parties did enter into a certain Forgiveness Agreement (hereinafter called the "Forgiveness Agreement") bearing even date herewith in relation to the aforesaid loan.
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            NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the Minister making the aforesaid loan to the Corporation and in consideration of the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other of them, the receipt whereof by each of them is hereby acknowledged and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. For the purposes of this Agreement, "Principal Sum" means the aforesaid loan of up to $2,000,000.00, or that portion of the loan that has been advanced by the Minister to the Corporation under this Agreement.

2. Subject to the provisions of this Agreement, the Principal Sum shall be advanced by and at the discretion of the Minister upon the terms and conditions and with the limitations and restrictions set forth and contained in that certain letter from the Minister to the Corporation dated February 10, 1999 (hereinafter called the "Letter of Offer'), a copy of which letter is annexed hereto as Schedule "A".

3. Notwithstanding anything else contained in this Agreement, the Corporation acknowledges that the Minister shall not be called upon, nor shall the Minister be required to advance all or any portion of the Principal Sum:

            (a) until this Agreement and each of the other documents and agreements required by the Minister in connection with the said loan have been fully executed;

            (b) until all the terms and conditions set forth under the heading "Prior Conditions" contained in the Letter of Offer have been fully satisfied in the opinion of the Minister, or
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             (c) if or while the Corporation is then in default under this
             Agreement or under any other agreement or security which the Corporation may have entered into with or granted to the Minister.

4. The Principal Sum shall bear interest at the rate of six percent (6%) per annum, calculated half-yearly, not in advance, as well after as before maturity, and both before and after default, with interest at the aforesaid rate on amounts which are past due, until paid.

5. The Corporation does hereby covenant and agree that the Principal Sum and ail portions thereof shall be used solely for the purpose of assisting the Corporation to finance a portion of the capital cost of establishing the Facility in the Province of New Brunswick, as a call centre service bureau, and for no other purpose.

6. Subject to the provisions of this Agreement and the Forgiveness Agreement, the Corporation agrees to pay or repay to the Minister, at the office of the Minister in the City of Fredericton, New Brunswick, or at such other place as the Minister may from time to time direct, the Principal Sum and all interest thereon, calculated at the rate and in the manner set forth in Clause 4 hereof, shall become due and be paid by the Corporation to the Minister on the 31 day of March, 2003.

7. The Corporation may, at any time when not in default of any of its obligations contained in this Agreement, prepay the Principal Sum and the interest thereon, in whole or in part, without any bonus or penalty whatsoever.
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8. The Corporation does hereby covenant and agree with the Minister to observe, perform and satisfy each and every of those terms, conditions undertakings, agreements, restrictions, requirements, duties and obligations on the Corporation's part to be observed, performed or satisfied that are set forth, contained or referred to in the Letter of Offer, including, without limitation, those terms, conditions, undertakings, agreements, restrictions, requirements, duties and obligations set forth, contained or referred to in the Letter of Offer under the headings `Terms and Conditions", "Security and Documentation", "Prior Conditions", and "Requirements".

9. As a continuing collateral security for the payment of the Principal Sum and interest and other moneys payable pursuant to this Agreement, the Corporation shall execute and deliver to the Minister a demand promissory note in the amount of $2,000,000.00, bearing interest calculated at the rate and in the manner set forth in Clause 4 hereof, which promissory note shall be in a form satisfactory to the Minister, it being understood and agreed that payments made on the aforesaid promissory note or under this Agreement shall be credited against the other.

10. The Corporation represents and warrants to the Minister that:

            (a) the Corporation is a corporation legally incorporated, duly organized and validly existing, in good standing under the laws of the jurisdiction of its incorporation and is qualified to carry on its business in all jurisdictions where the nature of its business or the character of its properties make such qualification necessary;

            (b) the borrowing of money by the Corporation and the execution, delivery and performance of this Agreement and the security set forth in Clause 9 of this Agreement are within the corporate powers and capacities of the
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            Corporation and have been duly authorized by proper corporate proceedings;

            (c) there are no actions, suits or proceedings pending or to the knowledge of the Corporation threatened against or adversely affecting the Corporation in any court or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, Canadian or foreign which might materially affect the financial condition of the Corporation or the title to its property or assets;

            (d) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, the execution and delivery to the Minister of the security set forth in Clause 9 of this Agreement, and the compliance with the covenants, terms, provisions and conditions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of the constating documents or by-laws of the Corporation, any resolution of the directors or shareholders of the Corporation, any laws of Canada, or the Province of New Brunswick governing the Corporation, or any agreement or instrument to which the Corporation is now a party or which purports to be binding on the Corporation or its property and assets;

            (e) this Agreement and all other deeds, documents or instruments to be delivered pursuant to this Agreement will, when executed and delivered, constitute valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms, except as may be limited by other deeds, documents or instruments delivered pursuant to this Agreement, or by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights;

            (f) the borrowing of money under this Agreement and the execution and delivery of this Agreement do not require the consent or approval of, or registration of any other party including shareholders of the Corporation;
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            (g) all balance sheets, earnings statements and other financial data, which have been or shall be furnished to the Minister to induce the Minister to enter this Agreement or otherwise in connection with this Agreement have been or will be prepared in accordance with generally accepted accounting principles (which means, with respect to the Corporation, generally accepted accounting principles consistently followed through prior fiscal periods as given effect to in previous audited financial statements of the Corporation) and do or will fairly present the financial condition and the results of the operations of the Corporation, and all other information, certificates, schedules, reports and other papers and data furnished by the Corporation are or will be at the time they are so furnished, accurate and complete in all material respects; and

            (h) no material adverse change has occurred in the business or condition of the Corporation since the Corporation applied to the Minister for the aforesaid loan.

11. The Principal Sum and all interest thereon, together with all other moneys payable pursuant to this Agreement shall, at the option of the Minister, become immediately due and payable and any security from time to time held by the Minister for the payment thereof (including the security set forth in Clause 9 hereof) shall, at the option of the Minister, become immediately enforceable in each and every of the following events:

            (a) if the Corporation fails to make any of the payments in the amount or amounts and at the time or times specified in this Agreement, and such failure shall continue for thirty (30) days;

            (b) if the Corporation fails to perform or observe any of the covenants contained in this Agreement or in any of the security delivered or held by the Minister pursuant to this Agreement and such failure shall continue for a
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            period of thirty (30) days;

            (c) if there shall occur an "Act of Default" as set forth, defined, mentioned or constituted in the Letter of Offer;

            (d) if in the opinion of the Minister, the Corporation shall fail to establish the Facility as a call centre service bureau facility within a reasonable time, or having so established the Facility, ceases or threatens to cease to carry on or to continue to carry on full time commercial operation of the Facility as a call centre service bureau;

            (e) if any information, representation, warranty, certificate, statement or report given or made by or on behalf of the Corporation to the Minister or to any of his representatives in connection with this Agreement or in connection with the Principal Sum or any advances in respect of the Principal Sum is false, erroneous or misleading in any material respect when given;

            (f) if the Minister is called upon by any financial institution to honour or to make payment under or in respect of any guarantee given by the Minister on, before or after the date of this Agreement relating to the repayment of all or any part of any loan or credit made or extended by such financial institution to or in favour of the Corporation;

            (g) if any indebtedness of the Corporation to any party other than the Minister in excess of $100,0000.00 becomes due prior to the stated maturity date;

            (h) if the Corporation becomes insolvent or bankrupt or subject to the provisions of the Winding-Up Act or the Bankruptcy and Insolvency Act (Canada) or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction or makes a general assignment for the benefit of its creditors or otherwise acknowledges itself insolvent;

            (i) if the Corporation abandons all or any part of its undertaking and property and assets or threatens to
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            commit any act of bankruptcy;

            (j) if the Minister, in good faith, believes that the ability of the Corporation to pay any of its obligations to the Minister or to perform any of the covenants contained in this Agreement is impaired;

            (k) if without the written consent of the Minister, the Corporation removes any part of its undertaking and property and assets from time to time located at the Facility out of the Province of New Brunswick, other than inventory in the process of shipping to customers;

            (l) if any execution, sequestration, extent, or any other process of any court becomes enforceable against the Corporation or if a distress or analogous process is levied on the property `and assets of the Corporation; and

            (m) if the Corporation shall permit any amount which has been admitted as due by the Corporation or is not disputed to be due by it and forms or is capable of being made a ,charge on any of the property and assets of the Corporation to remain unpaid for ten (10) days after the amounts are due.

12. The Corporation covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this Agreement as counsel for the Minister shall reasonably advise or request.

13. The Corporation covenants and agrees to pay to the Minister, when due, all service fees, application assessment fees, legal fees and other fees imposed from time to time upon the Corporation in relation to the aforesaid loan pursuant to the provisions of the said Economic Development Act or any of the regulations made under the said Act.
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14. The Minister may from time to time appropriate any moneys received by the
Minister from the Corporation or from the proceeds of security by the Corporation in or towards payment of the liabilities intended to be secured as the Minister in his sole discretion may see fit and the Corporation shall not have the right to require any other appropriation.

15. All notices, demands, reports and other documents required, mentioned, permitted or contemplated under this Agreement shall be sufficiently given, made or received if in writing and served personally, or if mailed postage prepaid by registered mail at any post office in Canada at the address shown below or at such other address or addresses as the party or parties to whom such notice, demand, report or other document is directed shall have last notified the party or Parties giving the writing or document, in accordance with the provisions of this Clause:

       (a) if directed to the Minister, to:

       Minister of Economic Development, Tourism and Culture
       P.0. Box 6000
       Centennial Building
       Fredericton, N. B.
       E3B 5HI

       (b) if directed to the Corporation, to:

       RMH Teleservices Inc.
       40 Morris Avenue
       Bryn Mawr, PA.
       U.S.A.
       19010

and any such notice, demand, report or other document mailed as aforesaid shall be deemed to have been given, made or received by the party to whom it is directed on the third (3rd) business day following the mailing thereof.
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16. It is agreed and understood that in the event of any discrepancy or conflict between the provisions of this Agreement (without reference to Schedule "A" hereto annexed) and the provisions of the Letter of Offer, the provisions of this Agreement (without reference to said Schedule "A") shall prevail.

17. This Agreement and all other agreements, security and documents to be delivered in connection with this agreement shall be governed by and construed in accordance with the applicable laws of the Province of New Brunswick and of Canada.

18. This Agreement shall be binding on and enure to the benefit of the Corporation, the Minister and their respective successors and assigns, except that the Corporation shall not, without the prior consent of the Minister, assign any rights or obligations with respect to this Agreement. The Minister may transfer, assign or grant participation in its rights and obligations with respect to this Agreement or any other agreement contemplated to any lending institution which it considers to be financially responsible.

19. Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this Agreement which shall be deemed severable from the prohibited or unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

20. No amendment, supplement or waiver of any provision of this Agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Corporation, shall in any event be effective
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unless it shall be in writing and signed by the Minister and, with respect to any amendment or supplement, the Corporation, then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.

21. No waiver or act or omission of the Minister shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or breach by the Corporation of any provision of this Agreement or the results or the rights resulting from it.

22. Time shall be of the essence of this Agreement.

23. This Agreement shall remain in full force and effect `until the payment and performance in full of all of the Corporation's obligations under this Agreement.

24. This Agreement, the security set forth in Clause 9 hereof, and the Forgiveness Agreement constitute the entire agreement between the parties with regard to matters dealt with herein and therein, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect of such matters.

            IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective officers duly authorized in that behalf as of the day and year first above written.
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SIGNED, SEALED AND DELIVERED       )  HER MAJESTY THE QUEEN IN
in the presence of:                )  RIGHT OF THE PROVINCE OF
                                   )  NEW BRUNSWICK
                                   )
                                   )
/s/ Maryse Collette                )  /s/ [ILLEGIBLE]
---------------------------        )  ---------------------------------
                                   )  Minister of Economic Development,
                                   )  Tourism and Culture
                                   )
                                   )  RMH TELESERVICES INC.
                                   )
                                   )
/s/ [ILLEGIBLE]                    )  /s/ [ILLEGIBLE]
---------------------------        )  ---------------------------------